Exhibit 99.2
THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA,

Plaintiff,

v.

ALTIVITY PACKAGING, LLC and GRAPHIC PACKAGING INTERNATIONAL, INC., Defendants.
FINAL JUDGMENT
     WHEREAS, Plaintiff, United States of America, filed its Complaint on March 5, 2008, and Plaintiff and Defendants, Altivity Packaging, LLC (“Altivity”) and Graphic Packaging International, Inc. (“Graphic”), by their respective attorneys, have consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law, and without this Final Judgment constituting any evidence against or admission by any party regarding any issue of fact or law;
     AND WHEREAS, Defendants agree to be bound by the provisions of this Final Judgment pending its approval by the Court;
     AND WHEREAS, the essence of this Final Judgment is the prompt and certain divestiture of certain rights or assets by Defendants to assure that competition is not substantially lessened;
     AND WHEREAS, the United States requires Defendants to make certain divestitures for the purpose of remedying the loss of competition alleged in the Complaint;
     AND WHEREAS, Defendants have represented to the United States that the divestitures required below can and will be made and that Defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the divestiture provisions contained below;
     NOW THEREFORE, before any testimony is taken, without trial or adjudication of any issue of fact or law, and upon consent of the parties, it is ORDERED, ADJUDGED, AND DECREED:
I. Jurisdiction
     This Court has jurisdiction over the subject matter of and each of the parties to this action. The Complaint states a claim upon which relief may be granted against Defendants under Section 7 of the Clayton Act, as amended, 15 U.S.C. § 18.
II. Definitions
     As used in this Final Judgment:
     A. “Acquirer” or “Acquirers” means the entity or entities to whom one or more Divestiture Mills are divested pursuant to this Final Judgment.
     B. “Altivity” means Defendant Altivity Packaging, LLC, a Delaware limited liability company with its headquarters in Elk Grove Village, Illinois, its direct and indirect parents, private equity owners or partners, successors, assigns, subsidiaries, divisions, groups, affiliates, partnerships, joint ventures, and their directors, officers, managers, agents, and employees.
     C. “Graphic” means Defendant Graphic Packaging International, Inc., a Delaware corporation with its headquarters in Marietta, Georgia, its direct and indirect parents, successors, assigns, subsidiaries, divisions, groups, affiliates, partnerships, joint ventures, and their directors, officers, managers, agents, and employees.
     D. “CRB” means coated recycled boxboard.
     E. “Divestiture Mills” means Altivity’s CRB mill located at 455 Factory Street,

Wabash, Indiana 46992 (the “Wabash Mill”), including all Mill Assets relating to the Wabash Mill and Altivity’s CRB mill located at 5000 Flat Rock Road, Philadelphia, Pennsylvania 19127 (the “Philadelphia Mill”), including all Mill Assets relating to the Philadelphia Mill.
     F. “Mill Assets” means:
          (1) all tangible assets used in, devoted to, or necessary to the operations of a Divestiture Mill, including but not limited to all such assets relating to research and development activities, manufacturing equipment, tooling and fixed assets, real property (leased or owned), personal property, inventory, CRB reserves, information technology systems, office furniture, materials, supplies, docking facilities, on- or off-site warehouses or storage facilities; all licenses, permits and authorizations issued by any governmental organization; all contracts, agreements, leases (including renewal rights), commitments, certifications, and understandings, including supply agreements; customer lists, accounts, and credit records; all interests in, and contracts relating to, power generation; all repair and performance records and all other records; and
          (2) all intangible assets used in, devoted to, or necessary to the operations of a Divestiture Mill, including but not limited to all contractual rights, patents, licenses and sublicenses, intellectual property, technical information, computer software and related documentation, know-how, trade secrets, drawings, blueprints, designs, design protocols, specifications for materials, specifications for parts and devices, safety procedures for the handling of materials and substances, quality assurance and control procedures, environmental studies or assessments, design tools and simulation capability, all manuals and technical information provided to the employees, customers, suppliers, agents or licensees, and all research data concerning historic and current research and development efforts, including, but not limited to designs of experiments, and results of successful and unsuccessful designs and experiments.

     G. “Alternative Asset” means that Altivity’s CRB mill located at 2600 De La Cruz Blvd, Santa Clara, California 95050 (the “Santa Clara Mill”), including all Mill Assets relating to the Santa Clara Mill, is deemed a Divestiture Mill if the conditions set forth in Section V(A)(2) of this Final Judgment are satisfied.
III. Applicability
     A. This Final Judgment applies to Defendants, as defined above, and all other persons in active concert or participation with Defendants who receive actual notice of this Final Judgment by personal service or otherwise.
     B. If, prior to complying with Sections IV and V of this Final Judgment, Defendants sell or otherwise dispose of all or substantially all of their assets that include the Divestiture Mills, they shall require, as a condition of the sale or other disposition, that the purchaser or purchasers agree to be bound by the provisions of this Final Judgment. Defendants need not obtain such an agreement from an Acquirer under this Final Judgment.
IV. Divestitures
     A. Defendants are ordered and directed, within 120 calendar days after the filing of the Complaint in this matter, or five (5) days after notice of the entry of this Final Judgment by the Court, whichever is later, to divest the Wabash Mill and the Philadelphia Mill in a manner consistent with this Final Judgment to an Acquirer or Acquirers approved by the United States in its sole discretion. The United States, in its sole discretion, may agree to one or more extensions of this time period not to exceed sixty (60) days in total, and shall notify the Court in such circumstances. Defendants agree to use their best efforts to divest the Wabash and Philadelphia Mills as expeditiously as possible.
     B. Defendants promptly shall make known, by usual and customary means, the availability of the Wabash and Philadelphia Mills to be divested pursuant to Section IV(A) of this Final Judgment. Defendants shall inform any person making inquiry that the divestitures are pursuant to this Final Judgment and provide that person with a copy of this Final Judgment. Unless the United States otherwise consents in writing, Defendants shall offer to furnish to all prospective Acquirers, subject to customary confidentiality assurances, all information and documents relating to the divestitures that customarily are provided in a due diligence process except such information or documents subject to the attorney client or work product privilege. Defendants shall make available such information to the United States at the same time that such information is made available to any other person.
     C. Unless the United States otherwise consents in writing, Defendants shall provide an Acquirer and the United States information relating to Defendants’ personnel involved in management, production, operations, or sales activities of a Divestiture Mill to enable an Acquirer to make offers of employment. Defendants will not prevent or interfere with any efforts by an Acquirer to employ any of Defendants’ officers, directors, or employees having any executive, management, production, operations, sales, or other responsibilities relating to a Divestiture Mill, and if requested, will release any such person from any non-compete agreement with Defendants.
     D. Unless the United States otherwise consents in writing, Defendants shall permit prospective Acquirers of a Divestiture Mill to have reasonable access to personnel and to make inspections of all relevant physical facilities; access to any and all environmental, zoning, and other permit documents and information; and access to any and all financial, operational, and other documents and information customarily provided as part of a due diligence process, provided that Defendants only need to comply with this provision as to the Alternative Asset in the event that the Alternative Asset is to be divested pursuant to Section V(A) of this Final

Judgment.
     E. Defendants shall warrant to an Acquirer of a Divestiture Mill that the Divestiture Mill and all related Mill Assets will be operational on the date of sale.
     F. Defendants shall not take any action that will impede in any way the permitting, operation, or divestiture of a Divestiture Mill or any related Mill Assets.
     G. At the option of an Acquirer and upon approval by the United States, in its sole discretion, Defendants shall enter into a transition services agreement based upon commercially reasonable terms and conditions. Such an agreement may not exceed twelve (12) months from the date of divestiture. Transition services may include information technology support, information technology licensing, computer operations, data processing, logistics support, and such other services as reasonably necessary to operate a Divestiture Mill or related Mill Assets.
     H. Defendants shall warrant to an Acquirer that there are no material defects in the environmental, zoning, or other permits pertaining to the operation of a Divestiture Mill or related Mill Assets, and shall enter into a contractual commitment with the Acquirer that following the sale of a Divestiture Mill, Defendants will not undertake, directly or indirectly, any challenges to the environmental, zoning, or other permits relating to the operation of a Divestiture Mill or any related Mill Assets.
     I. Unless the United States otherwise consents in writing, any divestiture pursuant to Section IV, or by trustee appointed pursuant to Section V, of this Final Judgment, shall include a Divestiture Mill and all related Mill Assets, and shall be accomplished in such a way as to satisfy the United States, in its sole discretion, that the Divestiture Mill can and will be used by an Acquirer as a viable, ongoing business engaged in producing, distributing, and selling CRB, that the Divestiture Mill will remain viable, and that the divestiture of such assets will remedy the competitive harm alleged in the Complaint. The divestitures, whether pursuant to Section IV or Section V of this Final Judgment,
          (1) shall be made to an Acquirer or Acquirers that, in the United States’ sole judgment, have the intent and capability (including the necessary managerial, operational, technical, and financial capability) to compete effectively in the production, distribution, and sale of CRB;
          (2) shall be accomplished so as to satisfy the United States, in its sole discretion, that none of the terms or conditions of any agreement between an Acquirer and Defendants would give Defendants an ability to unreasonably raise the Acquirer’s costs, to lower an Acquirer’s efficiency, or otherwise to interfere with the ability of an Acquirer to compete effectively in the production, distribution, and sale of CRB; and
          (3) may be required by the United States, in its sole discretion, to be accomplished by sale of all divestiture assets to a single Acquirer.
     J. As part of a divestiture, and at the option of an Acquirer, Defendants may negotiate a transitional supply agreement or agreements to supply CRB to Defendants’ folding carton plants previously supplied by a Divestiture Mill purchased by the Acquirer. Any such agreement shall be subject to the approval of the United States in its sole discretion, shall be on commercially reasonable terms, and shall have a term no longer than three (3) years. The volume requirements during the first year of any such agreement may be up to 100 percent of the 2007 volumes supplied by the particular Divestiture Mill to Altivity’s folding carton plants, no more than 75 percent during the second year, and no more than 50 percent during the third year.
V. Appointment of Trustee
     A. If Defendants have not accomplished the divestitures ordered by Section IV(A) of this Final Judgment within the time period specified in Section IV(A), Defendants shall notify the United States and provide the pertinent facts in writing. Thereafter, upon application of the United States, the Court shall appoint a trustee selected by the United States and approved by the Court to accomplish divestitures in the following manner.
          (1) If Defendants have not divested one or both of the Divestiture Mills within the time period specified in Section IV(A), the United States shall seek appointment of a trustee to ensure divestiture of the Wabash Mill and the Philadelphia Mill or the Alternative Asset.
          (2) If, at the time of the trustee’s appointment, the Philadelphia Mill has not been divested, the trustee shall seek to divest the Philadelphia Mill within 120 calendar days thereafter. If the Philadelphia Mill has not been divested during this 120-day period, the trustee shall divest the Philadelphia Mill or the Alternative Asset within 90 calendar days thereafter.
          (3) The United States, in its sole discretion, may allow the trustee one or more extensions of the time periods specified in this Section, not to exceed sixty (60) days in total, and shall notify the Court in such circumstances.
     B. After the appointment of a trustee becomes effective, only the trustee shall have the right to sell the Divestiture Mills. The trustee shall have the power and authority to accomplish the divestitures to an Acquirer or Acquirers acceptable to the United States at such price and on such terms as are then obtainable upon reasonable effort by the trustee, subject to the provisions of Sections IV, V, and VI of this Final Judgment, and shall have such other powers as this Court deems appropriate. Subject to Section V(D) of this Final Judgment, the trustee may hire at the cost and expense of Defendants any investment bankers, attorneys, or other agents, who shall be solely accountable to the trustee, reasonably necessary in the trustee’s judgment to assist in the divestitures.

     C. Defendants shall not object to a sale by the trustee on any ground other than the trustee’s malfeasance. Any such objection by Defendants must be conveyed in writing to the United States and the trustee within ten (10) calendar days after the trustee has provided the notice required under Section VI.
     D. The trustee shall serve at the cost and expense of Defendants, on such terms and conditions as the United States approves, and shall account for all monies derived from divestitures effected by the trustee and all costs and expenses so incurred. After approval by the Court of the trustee’s accounting, including fees for its services and those of any professionals and agents retained by the trustee, all remaining money shall be paid to Defendants and the trust shall then be terminated. The compensation of the trustee and any professionals and agents retained by the trustee shall be reasonable in light of the value of divestiture assets and based on a fee arrangement providing the trustee with an incentive based on the price and terms of the divestitures and the speed with which it is accomplished, but timeliness is paramount.
     E. Defendants shall use their best efforts to assist the trustee in accomplishing the required divestitures. The trustee and any consultants, accountants, attorneys, and other persons retained by the trustee shall have full and complete access to the personnel, books, records, and facilities of the business to be divested, and Defendants shall develop financial and other information relevant to such business as the trustee may reasonably request, subject to reasonable protection for trade secrets or other confidential research, development, or commercial information. Defendants shall take no action to interfere with or to impede the trustee’s accomplishment of the divestitures.
     F. After its appointment, the trustee shall file monthly reports with the United States and the Court setting forth the trustee’s efforts to accomplish the divestitures ordered under this

Final Judgment. To the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. Such reports shall include the name, address, and telephone number of each person who, during the preceding month, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring the Divestiture Mills, and shall describe in detail each contact with any such person. The trustee shall maintain full records of all efforts made to effect the divestitures.
     G. If the trustee has not accomplished the divestitures within seven (7) months after its appointment, and any extension pursuant to Section V(A)(3) of this Final Judgment, the trustee shall promptly file with the Court a report setting forth: (1) the trustee’s efforts to accomplish the required divestitures; (2) the reasons, in the trustee’s judgment, why the required divestitures have not been accomplished; and (3) the trustee’s recommendations. To the extent such report contains information that the trustee deems confidential, such report shall not be filed in the public docket of the Court. The trustee shall at the same time furnish such report to the United States, which shall have the right to make additional recommendations consistent with the purpose of the trust. The Court thereafter shall enter such orders as it shall deem appropriate to carry out the purpose of this Final Judgment, which may, if necessary, include extending the trust and the term of the trustee’s appointment by a period requested by the United States.
VI. Notice of Proposed Divestitures
     A. Within two (2) business days following execution of a definitive divestiture agreement, Defendants or the trustee, whichever is then responsible for effecting the divestitures required herein, shall notify the United States of any proposed divestitures required by Section IV or V of this Final Judgment. If the trustee is responsible, it shall similarly notify Defendants.

The notice shall set forth the details of the proposed divestitures and list the name, address, and telephone number of each person not previously identified who offered or expressed an interest in or desire to acquire any ownership interest in the Divestiture Mills, together with full details of the same.
     B. Within fifteen (15) calendar days of receipt by the United States of such notice, the United States may request from Defendants, the proposed Acquirer, any other third party, or the trustee, if applicable, additional information concerning the proposed divestitures, the proposed Acquirer, and any other potential Acquirer. Defendants and the trustee shall furnish any additional information requested within fifteen (15) calendar days of the receipt of the request, unless the parties shall otherwise agree.
     C. Within thirty (30) calendar days after receipt of the notice, or within twenty (20) calendar days after the United States has been provided the additional information requested from Defendants, the proposed Acquirer, any third party, or the trustee, whichever is later, the United States shall provide written notice to Defendants and the trustee, if there is one, stating whether or not it approves or objects to the proposed divestitures. If the United States provides written notice that it does not object, the divestitures may be consummated, subject only to Defendants’ limited right to object to the sale under Section V(C) of this Final Judgment. Absent written notice that the United States does not object to the proposed Acquirer or upon objection by the United States, a divestiture proposed under Section IV or Section V shall not be consummated. Upon objection by Defendants under Section V(C), a divestiture proposed under Section V shall not be consummated unless approved by the Court. Notwithstanding the foregoing provisions of this Section VI, the United States, in its sole discretion, may withhold its approval or objection to the proposed divestiture of a single Divestiture Mill until such time as the United States concludes that it can approve an Acquirer or Acquirers for both Divestiture Mills consistent with the terms of the Final Judgment.
VII. Financing
     Defendants shall not finance all or any part of any purchase made pursuant to Section IV or V of this Final Judgment.
VIII. Asset Preservation
     Until the divestitures required by this Final Judgment have been accomplished, Defendants shall take all steps necessary to comply with the Asset Preservation Stipulation and Order entered by this Court. Defendants shall take no action that would jeopardize the divestitures ordered by this Court.
IX. Affidavits
     A. Within twenty (20) calendar days of the filing of the Complaint in this matter, and every thirty (30) calendar days thereafter until the divestitures have been completed under Section IV or V, Defendants shall deliver to the United States an affidavit as to the fact and manner of its compliance with Section IV or V of this Final Judgment. Each such affidavit shall include the name, address, and telephone number of each person who, during the preceding thirty (30) calendar days, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, any interest in a Divestiture Mill, and shall describe in detail each contact with any such person during that period. Each such affidavit shall also include a description of the efforts Defendants have taken to solicit buyers for the Divestiture Mills, and to provide required information to any prospective Acquirer, including the limitations, if any, on such information. Assuming the information set forth in the affidavit is true and complete, any objection by the United States to information provided by Defendants, including limitations on the information, shall be made within fourteen (14) calendar days of receipt of such affidavit.
     B. Within twenty (20) calendar days of the filing of the Complaint in this matter, Defendants shall deliver to the United States an affidavit that describes in reasonable detail all actions Defendants have taken and all steps they have implemented on an ongoing basis to comply with Section VIII of this Final Judgment. Defendants shall deliver to the United States an affidavit describing any changes to the efforts and actions outlined in Defendants’ earlier affidavits filed pursuant to this section within fifteen (15) calendar days after the change is implemented.
     C. Defendants shall keep all records of all efforts made to preserve and divest the Divestiture Mills until one year after such divestitures have been completed.
X. Compliance Inspection
     A. For the purposes of determining or securing compliance with this Final Judgment, or of determining whether this Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the United States Department of Justice, including consultants and other persons retained by the United States, shall, upon written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to Defendants, be permitted:
          (1) access during Defendants’ office hours to inspect and copy, or at the United States’s option, to require Defendants to provide electronic or hard copies of, all books, ledgers, accounts, records, data, and documents in the possession, custody, or control of Defendants, relating to any matters contained in this Final Judgment; and

          (2) to interview, either informally or on the record, Defendants’ officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the reasonable convenience of the interviewee and without restraint or interference by Defendants.
     B. Upon the written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, Defendants shall submit written reports or responses to written interrogatories, under oath if requested, relating to any of the matters contained in this Final Judgment as may be requested.
     C. No information or documents obtained by the means provided in this section shall be divulged by the United States to any person other than an authorized representative of the executive branch of the United States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.
     D. If, at the time information or documents are furnished by Defendants to the United States, Defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(1)(G) of the Federal Rules of Civil Procedure, and Defendants mark each pertinent page of such material, “Subject to claim of protection under Rule 26(c)(1)(G) of the Federal Rules of Civil Procedure,” then the United States shall give Defendants ten (10) calendar days notice prior to divulging such material in any legal proceeding (other than a grand jury proceeding).
XI. Notification of Future Transactions
     A. Unless such transaction is otherwise subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15

U.S.C. § 18a (the “HSR Act”), Defendants, without providing advance notification to the Antitrust Division of the United States Department of Justice (“DOJ”), shall not directly or indirectly acquire any assets of or any interest, including any financial, security, loan, equity or management interest, in any CRB mill or producer in North America during the term of this Final Judgment if the value of such acquisition exceeds $2,000,000.
     B. Such notification shall be provided to the DOJ in the same format as, and per the instructions relating to the Notification and Report Form set forth in the Appendix to Part 803 of Title 16 of the Code of Federal Regulations as amended, except that the information requested in Items 5 through 9 of the instructions must be provided only with respect to CRB. Notification shall be provided at least thirty (30) calendar days prior to acquiring any such interest, and shall include, beyond what may be required by the applicable instructions, the names of the principal representatives of the parties to the agreement who negotiated the agreement, and any management or strategic plans discussing the proposed transaction. If within the 30-day period after notification, representatives of the DOJ make a written request for additional information, defendants shall not consummate the proposed transaction or agreement until thirty (30) calendar days after submitting all such additional information. Early termination of the waiting periods in this paragraph may be requested and, where appropriate, granted in the same manner as is applicable under the requirements and provisions of the HSR Act and rules promulgated thereunder. This Section shall be broadly construed and any ambiguity or uncertainty regarding the filing of notice under this Section shall be resolved in favor of filing notice.
XII. No Reacquisition
     Defendants may not reacquire any part of the Divestiture Mills or related Mill Assets during the term of this Final Judgment.

XIII. Retention of Jurisdiction
     This Court retains jurisdiction to enable any party to this Final Judgment to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.
XIV. Expiration of Final Judgment
     Unless this Court grants an extension, this Final Judgment shall expire ten (10) years from the date of its entry.
XV. Public Interest Determination
     Entry of this Final Judgment is in the public interest. The parties have complied with the requirements of the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16, including making copies available to the public of this Final Judgment, the Competitive Impact Statement, and any comments thereon and the United States’s responses to comments. Based upon the record before the Court, which includes the Competitive Impact Statement and any comments and response to comments filed with the Court, entry of this Final Judgment is in the public interest.
Date: March 5, 2008

Court approval subject to procedures of the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16.

/s/ Emmet G. Sullivan
United States District Judge